Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of January 1, 2010 (the “Effective Date”), by and between UNITED OIL & GAS, INC., a North Dakota corporation (the “Company”), and Mike Werner, an individual (the “Employee”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof, United States Oil & Gas Corporation, a Delaware corporation (the “Parent”) purchased all of the issued and outstanding capital stock of the Company from the Employee;

WHEREAS, prior to the execution of the Securities Purchase Agreement, the Employee was employed by the Company, and the Parent and the Employee desire for Employee to continue serving the Company in such capacity in accordance with the terms and conditions set forth herein, and

WHEREAS, this Agreement is intended to, and shall, set forth the definitive agreement of the parties regarding the subject matter hereof.

AGREEMENT

NOW, THEREFORE, for and in consideration of these recitals and premises, and the respective promises, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.               Employment.  The Company hereby agrees to continue to employ Employee, and Employee hereby accepts such continued employment with the Company upon the terms and conditions hereafter set forth.

Section 2.               Position.  Employee shall serve as President of the and shall report directly to the Board of Directors of the Parent (the “Parent Board”) or such person(s) as the Parent Board may designate from time to time (the “Service”).

Section 3.               Term.  The term of this Agreement (the “Term”) shall begin on the Effective Date and shall terminate on the third anniversary of the Effective Date (the “Termination Date”).

Section 4.               Term of Employment.  It is anticipated that Employee shall remain employed by the Company for a term of at least three years following the Effective Date.  The Company shall not terminate Employee’s Service other than for Cause during the five-year period following the date of this Agreement.

Section 5.               Duties of Employee.  Employee shall have the authority and perform such executive duties as a President would normally perform or as otherwise specified in the bylaws of the Company as in effect on the date of this Agreement, which may change from time to time, and shall perform in addition thereto, such other duties as the Board of Directors of the Company (together with any applicable sub-committee or sub-committees thereof, the “Board”) may request, consistent with Employee’s office and title.  Employee shall devote all of his working time and his best efforts to the performance of his duties under this Agreement and the furtherance of the interests of the Company, except as may otherwise be approved in advance by the Board.

Section 6.                Compensation, Benefits.

(a)            Base Salary.  Commencing on the Effective Date, Employee’s base salary, less applicable statutory deductions and withholdings, shall be $36,000 on an annualized basis (“Base Salary”).  The Base Salary shall be payable at the times and in the manner consistent with the Company’s general policies regarding compensation of employees.

(b)            Vacation Sick Leave and Holidays.  Employee shall be entitled to paid vacation benefits sick leave and holidays in accordance with applicable Company policies as presently in effect and amended from time to time.

(c)            Benefits.  Employee shall be eligible for and entitled to participate in all other benefit plans and arrangements as may be maintained by the Company for its employees in accordance with applicable Company policies and the terms of the applicable benefit plans as presently in effect and amended from time to time, such as, without limitation, any medical, dental, vision, pension, 401(k), and accident, disability, and life insurance benefits.

Section 7.                Termination Payment.

(a)            If Employee’s employment hereunder is terminated by the Company other than for Cause (as defined in Section 7(b) below) the Company shall be obligated to continue during the Term to (i) pay to Employee his Base Salary through the remainder of the Term, and (ii) provide the same benefits to the Employee as were provided to him pursuant to Section 6(c) hereof prior to his termination; provided that the Company’s obligation to pay such amounts and provide such benefits, and Employee’s right to receive such amounts and benefits, shall be conditioned upon Employee’s execution of a general release and covenant not to sue the Company and related parties in a form acceptable to the Company (the “General Release”).  Such payment shall be made in accordance with standard Company compensation policies.

(b)            For purposes of this Agreement, “Cause” shall mean:

(i)             Employee’s indictment, conviction of, or plea of nolo contendere or guilty to a felony or any other crime involving moral turpitude or punishment by imprisonment;

(ii)           Employee’s commission of any act of fraud, dishonesty, or misrepresentation which was intended to result in or reasonably likely to cause economic, financial or other injury to the Company, as determined by the Board of Directors of the Parent in its sole discretion;

(iii)           Employee’s continuing willful failure or refusal, in the sole discretion of the Board of Directors of the Parent, to perform the principal duties, functions and responsibilities of his position as required by this Agreement or to follow the reasonable directives of the Board of Directors of the Parent;

(iv)          Gross negligence, insubordination, or material violation by Employee of any duty of loyalty or fiduciary duties to the Company or any other material misconduct on the part of Employee;

(v)           Employee’s violation of any law or regulation applicable to the Company’s business, which violation, in the sole discretion of the Board of Directors of the Parent, is or is reasonably likely to be materially injurious to the Company; or

(vi)           A material breach of this Agreement by Employee, in the sole discretion of the Board of Directors of the Parent.

Section 8.               Covenant Not to Compete.  During the Term and for a period of one year following the Termination Date, the Employee shall not directly or indirectly own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any Prohibited Business (as defined below) within the geographical area in the state of North Dakota in which, as of the Termination Date, the Company or any of its subsidiaries conduct the Prohibited Business.  “Prohibited Business” shall mean the business conducted by the Parent, the Company or any of their direct or indirect subsidiaries on the Termination Date and during the six-month period prior to the Termination Date.

Section 9.                Entire Agreement.  This Agreement constitutes the entire agreement between the Company and Employee regarding Employee’s employment by the Company.

Section 10.             Governing Law; Venue.  The validity, interpretation, construction and performance of` this Agreement will be governed by and construed in accordance with the substantive laws of the State of North Dakota, without giving effect to the principles of conflict of laws of such State.

Section 11.             Severability and Reformation.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations or the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 11.

Section 12.             Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Board.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Unless otherwise noted, references to “Sections” are to sections of this Agreement.  The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

Section 13.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.  The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original copy.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereof have executed this Employment Agreement as of the day and year first written above

EMPLOYEE

/s/ Mike Werner

Mike Werner

COMPANY

UNITED OIL & GAS, INC.

By: /s/ Alex Tawse

Name: Alex Tawse
Title: CEO